Non-GAAP Financial Measures Non-GAAP Financial Measures In addition to the GAAP financial measures set forth herein, FIGS, Inc. ("we") has included certain non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We use “net income, as adjusted,” “diluted EPS, as adjusted,” “adjusted EBITDA,” and “adjusted EBITDA margin” to provide useful supplemental measures that assist in evaluating our ability to generate earnings, provide consistency and comparability with our past financial performance, and facilitate period-to-period comparisons of our core operating results as well as the results of our peer companies. We calculate “net income, as adjusted” as net income adjusted to exclude transaction costs, expenses related to non-ordinary course disputes, stock-based compensation expense, including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO, and the income tax impact of these adjustments. We calculate “diluted earnings per share, as adjusted” as net income, as adjusted divided by diluted shares outstanding. We calculate “adjusted EBITDA” as net income adjusted to exclude: other income (loss), net; gain/loss on disposal of assets; provision for income taxes; depreciation and amortization expense; stock-based compensation and related expense; transaction costs; and expenses related to non-ordinary course disputes. We calculate “adjusted EBITDA margin” by dividing adjusted EBITDA by net revenues. We have provided herein reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. Please refer to the reconciliation tables that follow.

Net revenues $ 128,699 $ 90,193 Cost of goods sold 38,696 26,134 Gross profit 90,003 64,059 Operating expenses Selling 25,641 18,254 Marketing 16,606 13,055 General and administrative 31,322 19,979 Total operating expenses 73,569 51,288 Net income from operations 16,434 12,771 Other income (loss), net Interest income (expense) (63) 7 Other income (expense) (60) 1 Total other income (loss), net (123) 8 Net income before provision for income taxes 16,311 12,779 Provision for income taxes 3,715 653 Net income and comprehensive income $ 12,596 $ 12,126 Earnings attributable to Class A and Class B common stockholders Basic earnings per share $ 0.08 $ 0.08 Diluted earnings per share $ 0.06 $ 0.07 Weighted-average shares outstanding—basic 163,798,354 154,147,367 Weighted-average shares outstanding—diluted 197,977,552 167,025,872 2021 2020 (unaudited) ($ in thousands, except share and per share information) FIGS, INC. STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME Three months ended December 31,

Net income $ 12,596 $ 12,126 Add (deduct): Transaction costs 59 296 Expenses related to non-ordinary course disputes(1) 1,976 326 Stock-based compensation expense in connection with the IPO and other(2) 5,700 — Income tax impacts of items above (1,761) (32) Net income, as adjusted $ 18,570 $ 12,716 Diluted EPS, as adjusted $ 0.09 $ 0.08 Weighted-average shares used to compute Diluted EPS, as adjusted(3) 197,977,552 167,025,872 ($ in thousands except margin) (1) Excludes amortization of debt issuance costs included in “Other income (loss), net.” (2) Includes stock-based compensation expense and payroll taxes related to equity award activity. (3) Represents legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and which will be described in the the section titled “Legal Proceedings” appearing on our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC. Three months ended December 31, 2021 2020 (unaudited) ($ in thousands, except share and per share information) (1) Represents legal fees incurred in connection with the litigation claims described in the section titled “Legal Proceedings” appearing on our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and which will be described in the the section titled “Legal Proceedings” appearing on our Annual Report on Form 10-K for the year ended December 31, 2021 to be filed with the SEC. (2) Includes certain stock-based compensation expenses including expense related to award modifications, accelerated performance awards and ambassador grants in connection with the IPO, and expense resulting from the retirement of the Company's previous CFO. (3) We adjust the weighted-average number of shares outstanding for the dilutive effect of potential common equivalent shares in each period presented. (unaudited) FIGS, INC. RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES The following table reflects a reconciliation of adjusted EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with GAAP: Three months ended December 31, 2021 2020 The following table presents a reconciliation of diluted EPS, as adjusted and net income, as adjusted to net income, which is the most directly comparable financial measure calculated in accordance with GAAP: Net income $ 12,596 $ 12,126 Add (deduct): Other income (loss), net 122 (8) Loss on disposal — 2 Provision for income taxes 3,715 653 Depreciation and amortization expense(1) 403 291 Stock-based compensation and related expense(2) 13,101 7,733 Transaction costs — 296 Expenses related to non-ordinary course disputes(3) 1,976 326 Adjusted EBITDA $ 31,913 $ 21,419 Adjusted EBITDA Margin 24.8% 23.7%